Cardlytics Appoints Two New Members to its Board of Directors
ATLANTA, GA – January 2, 2024 – Cardlytics, Inc. (NASDAQ: CDLX), an advertising platform in banks’ digital channels, is excited to announce the appointment of Andre Fernandez and Jon Francis to its Board of Directors. Additionally, John Balen and David Adams have retired from the Board effective as of January 1, 2024. In connection with these Board changes, Jack Klinck has assumed the role of Chairperson of the Board.
"We are proud to welcome Andre and Jon to our Board of Directors. Andre’s expertise in financial strategy and Jon’s background in data-driven analytics align with our key strategic pillars,” said CEO Karim Temsamani. “Andre and Jon’s tremendous skill sets will support our development of financial and operational strategies that we believe will help Cardlytics reach its long-term potential.”
"John and David have served on the Cardlytics board since 2008 and 2011, respectively," said new Chairperson Jack Klinck. “Their contributions to Cardlytics have been significant and valuable. The company relied on their deep operational and financial expertise from the earliest stages of its existence, and we wish them all the best in their future endeavors.”
Fernandez is a seasoned executive with vast leadership experience, including as CFO, CEO and COO at companies such as WeWork, NCR and General Electric. Fernandez obtained an A.B. in Economics from Harvard University in 1990 and currently resides in Riverside, CT.
Francis is currently the Chief Data and Analytics Officer at General Motors and has over 25 years of experience in a variety of data-driven roles at companies such as PayPal, Starbucks and Nike. Francis earned a B.B.A. in Math and Statistics from St. Olaf University in 1994 and an M.S. in Statistics from Oregon State University in 1996. He currently resides in Seattle, WA.
About Cardlytics
Cardlytics (NASDAQ: CDLX) is a digital advertising platform. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in Menlo Park, New York, Los Angeles, and London. Learn more at www.cardlytics.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to forward-looking statements related to the benefits of Fernandez’s and Francis’ appointment to the Board of Directors. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.

Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the risks detailed in the “Risk Factors” section of our Form 10-Q filed with the Securities and Exchange Commission on November 8, 2023 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contacts:
Public Relations:
Robert Robinson
pr@cardlytics.com

Investor Relations:
Robert Robinson
ir@cardlytics.com